SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT ("Agreement") dated as of January 5, 2007 is entered into by and among ROOTS BIOPACK GROUP LIMITED, a British Virgin Islands corporation ("Roots") and its stockholders GOOD VALUE GALAXY LIMITED, JOYFUL SEVICES LTD., LEGEND VIEW HOLDINGS LTD. and ERICH MULLER HOLDING AG (each a "Stockholder" and collectively, the “Stockholders”), on the one hand, and STAR METRO CORP. ("Pubco"), a Nevada corporation, on the other, and RICKY CHIU and EDDIE CHOU, each a shareholder and a director of Pubco.

R E C I T A L S

WHEREAS, the Stockholders, collectively, own all of the Roots Shares;

WHEREAS, the Stockholders, in their capacity as shareholders of Roots, and a majority of the shareholders of Pubco have approved the acquisition of Roots by Pubco pursuant to this Agreement and all of the ancillary transactions contemplated hereby upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1

INTERPRETATION AND DEFINITIONS

1.1	Definitions.

For all purposes of this Agreement:

(a)	"1933 Act" means the Securities Act of 1933, as amended;
(b)	“Acquisition” means the acquisition of all of the Roots Shares by Pubco as contemplated by this Agreement;
(c)

"Assets" means all of the Intellectual Property Rights owned by or licensed to Roots or any of its subsidiaries and all other assets of Roots or any of its subsidiaries that have a value of at least One Thousand Dollars;

(d)

“Auditors” means such independent firm of chartered accountants or certified general accountants as (i) are, in the eyes of the SEC, qualified to audit the person for whom the Auditors act and (ii) have been, from time to time, chosen by the person for whom they act as auditor;

(e)	“Begonia” means Begonia Participation Corp., a BVI corporation;

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(f)	“Begonia Agreement” means the agreement dated December 21, 2006, between Begonia, Good Value and Roots pursuant to which, among other things, Begonia loaned up to $1,070,000 to Roots;
(g)

“Begonia Note” means the promissory note dated December 28, 2006 made by Roots in favour of Begonia and evidencing the loan made by Begonia pursuant to the Begonia Agreement and secured by the Begonia Mortgage;

(h)	“Chiu Shares” means 10,500,000 common shares in the capital of Pubco owned by Ricky Chiu at the date of this Agreement;
(i)	“Chou Shares” means 7,500,000 common shares in the capital of Pubco owned by Eddie Chou at the date of this Agreement;
(j)	"Closing" has the meaning set forth in Section 3.1 hereof;
(k)	"Closing Date" means the date on which the Closing actually occurs;
(l)	"Employees" has the meaning set forth in Section 4.6(v) hereof;
(m)

"Financial Statements" means the unaudited financial statements of Roots for the period from inception through December 31, 2006, reviewed by Dominic K.F. Chan & Co and that are attached to this Agreement as Schedule C, and the audited financial statements of Roots for the same period that are currently undergoing audit by Dominic K.F. Chan & Co;

(n)

“Good Value” means Good Value Galaxy Limited, a company incorporated under the laws of the British Virgin Islands having its head office at Room 2009, Hopewell Centre, 183 Queen’s Road East, Hong Kong;

(o)

"Intellectual Property Rights" means all patents and patent applications, registered and unregistered trade or brand names, business names, domain names, domain name registrations and applications, trade-marks, trade-mark registrations and applications, uniform resource locators (URLs), copyrights, drawings, logos, designs, trade secrets, restrictive covenants, confidential information, processes, technology, registered user agreements, research data, inventions, instruction manuals, formulae and other industrial or intellectual property rights;

(p)	“Joyful” means Joyful Services Limited, a company incorporated under the laws of the British Virgin Islands having its head office at Room 2009, Hopewell Centre, 183 Queen’s Road East, Hong Kong;
(q)

“Legend View” means Legend View Holdings Limited, a company incorporated under the laws of the British Virgin Islands having its head office at Room 2009, Hopewell Centre, 183 Queen’s Road East, Hong Kong;

(r)	"Liens" means all liens, mortgages, debentures, charges, hypothecations, pledges or other security interests or encumbrances of whatever kind;

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(s)

"Loss(es)" means any and all liabilities, demands, claims, suits, actions, judgments, causes of action, assessments, damages, fines, fees, taxes, penalties, amounts paid in settlement, deficiencies, losses and expenses, including interest, expenses of investigation, court costs, fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment [such fees and expenses to include all fees and expenses, including fees and expenses of attorneys, incurred in connection with (i) the investigation, defense or settlement (or preparation of any of the foregoing) of any Third Party Claims including claims by or on behalf of Indigo; or (ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise];

(t)	"Material Adverse Effect" means an adverse effect that is, or would be, singly or in the aggregate, material;
(u)	“Muller Holding” means Erich Muller Holding AG, a company incorporated under the laws of Switzerland having its head office at Ottersbach, 9430 St. Margrethen, Switzerland;
(v)	“Options” means each and every option, warrant or other right to acquire or purchase shares of Roots common stock;
(w)	"OTCBB" means the OTC Bulletin Board of the National Association of Securities Dealers;
(x)	“Pubco Securities” means all of the Pubco Shares, the Chiu Shares and the Chou Shares, collectively;
(y)	"Pubco Shares" means the aggregate of 90,000,000 common shares in the share capital of Pubco to be issued to the Stockholders at Closing pursuant to Section 3.5(b) of this Agreement;
(z)

“Roots” includes, except where the context otherwise requires, all of the subsidiaries of Roots, including Roots Biopack Ltd., Eglinton Group Ltd, Expert Result Group Limited, Roots Biopack (Intellectual Property) Ltd. and each of their respective subsidiaries;

(aa)

“Roots Nominees” means the three individuals, each of whom must be reasonably acceptable to Pubco, to be designated in writing by Roots at least ten days prior to Closing as nominees for appointment to the Board of Directors of Pubco effective at the Closing;

(bb)	"Roots Shares" means all of the issued and outstanding securities of Roots except where the context otherwise clearly requires;
(cc)	"SEC" means the United States Securities and Exchange Commission;

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(dd)	“Stockholders” means all of Good Value, Joyful, Legend View and Muller Holding;
1.2	Interpretation.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)	"this Agreement" means this Agreement and all Schedules attached hereto;
(b)	any reference in this Agreement to a designated "Article", "Section", "Schedule" or other subdivision refers to the designated Article, Section, Schedule or other subdivision of this Agreement;
(c)	the words "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement;
(d)

the word "including", when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limited language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

(e)

any reference to a statute includes and, unless otherwise specified herein, is a reference to, such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulation;

(f)	any reference to "dollars" or "currency" is and shall be deemed to be a reference to U.S. currency unless otherwise expressly stated; and
(g)	words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.
1.3	Schedules.

The following are the Schedules to this Agreement, and are incorporated herein by reference:

Schedule "A":	List of all Roots Assets
Schedule "B":	List of Material Contracts of Roots
Schedule "C":	Financial Statements of Roots
Schedule "D":	List of Agreements Requiring Consent
Schedule "E":	Roots’ Customer List
Schedule "F":	Statement of Pubco's Outstanding Indebtedness

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ARTICLE 2

THE ACQUISITION

2.1	The Acquisition.

On the Closing Date and upon the terms and subject to the conditions of this Agreement, the Stockholders shall exchange with Pubco the Roots Shares for the Pubco Shares in the manner contemplated in Article 3 of this Agreement.

2.2	Chiu Shares

On the Closing Date and upon the terms and subject to the conditions of this Agreement, Chiu shall transfer the Chiu Shares to the Stockholders in the manner, and in the respective numbers, specified in Section 3.7 of this Agreement.

2.3	Chou Shares

On the Closing Date and upon the terms and subject to the conditions of this Agreement, Chou shall transfer the Chou Shares to the Stockholders in the manner, and in the respective numbers, specified in Section 3.6 of this Agreement.

2.4	No Registration of Pubco Shares, Chiu Shares or Chou Shares.

None of the Pubco Securities issued or transferred to the Stockholders shall, at the time of Closing, be registered or qualified under federal or state ('Blue Sky') securities laws but rather shall be issued pursuant to an exemption therefrom. The Pubco Securities may not be offered or sold in the United States or to U.S. Persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws. The Pubco Securities will be subject to restrictions on resale for such period as is required under applicable securities laws. Any certificate evidencing any of the Pubco Securities shall bear a legend worded substantially as follows:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS

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INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

Pubco's transfer agent shall annotate its records to reflect the restrictions on transfer embodied in the legend set forth above. There shall be no requirement that Pubco register the Pubco Securities under the 1933 Act or qualify any of the Pubco Securities under any state Blue Sky laws. The Stockholders will provide all representations and collateral agreements requested by Pubco as may be necessary to ensure that the issuance of the Pubco Shares and the transfer of the Chiu Shares and the Chou Shares complies with the requirements of all applicable securities laws and regulations.

2.5	Cancellation of Options and Warrants.

At the Closing, each and every Option granted by Roots shall automatically, and without any action required by the holders thereof, be cancelled and terminated.

2.6	Tax and Accounting Consequences.

It is intended by the parties hereto that the Acquisition shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. Each party has consulted with its own tax advisors and accountants with respect to the tax and accounting consequences, respectively, of the acquisition.

Each of the parties shall:

(a)	keep its records and file in connection with its federal and state income tax returns all such information as may be required by Treas. Reg. Section 1.368-3;
(b)	for federal and state income tax purposes report the share exchange as qualifying as a reorganization under Section 368(a)(1)(B) of the Code;
(c)	refrain from taking any position in connection with its federal or any state income tax liability that would be inconsistent with such qualification; and
(d)	comply with all the requirements of Section 368(a)(1)(B) applicable to such corporation.

ARTICLE 3.

CLOSING

3.1	Closing.

The completion of the transactions contemplated hereby (the "Closing") shall occur on March 31, 2007 or on such other date as all of the parties hereto mutually agree. The Closing shall take place at the offices of Clark Wilson LLP, 800 - 885 West Georgia Street, Vancouver, B.C.

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3.2	Deliveries by Roots On the Closing Date:

On the Closing Date, Roots shall deliver the following to Pubco:

(a)

copies of the resolutions or consents of the Board of Directors of Roots approving this Agreement, the Acquisition and all of the other transactions contemplated hereby, in form and substance reasonably satisfactory to Pubco;

(b)	a bring down certificate signed by an officer or director of Roots;
(c)

all books, records and accounts of Roots and any other information necessary for Pubco to operate and manage the business of Roots and the assets owned by Roots, provided that these items shall be deemed delivered if they are tendered at Roots' office in Hong Kong on the Closing Date;

(d)

all approvals and consents from third parties as are required for Roots to consummate the Acquisition and the other transactions contemplated by this Agreement including, by way of example and not in limitation, the consents of third parties referred to in Section 4.6(l)(iii) of this Agreement;

(e)

a written consent from Roots’ Auditors permitting Pubco to use and attach their audit report(s) for the Financial Statements in any filings required by the SEC including, by way of example and not in limitation, the Form 8-K to be filed by Pubco within four (4) days after the Closing;

(f)	the common seal(s) of Roots, if any; and
(g)	all such other documents and instruments as may reasonably be required to consummate the transactions provided for in this Agreement.
3.3	Deliveries by the Stockholders to Pubco on the Closing Date

On the Closing Date, each of the Stockholders shall deliver the following to Pubco:

(a)

copies of the resolutions or consents of the Board of Directors of each Stockholder approving this Agreement, the Acquisition and all of the other transactions contemplated hereby, in form and substance reasonably satisfactory to Pubco;

(b)

a stock power of attorney or similar stock transfer document signed by each Stockholder, effective under Nevada law, transferring all of the Roots Shares held by that Stockholder either in blank or in favour of Pubco;

(c)	all such other documents and instruments as may reasonably be required to consummate the transactions provided for in this Agreement.

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3.4	Deliveries by the Stockholders to Eddie Chou and Ricky Chiu on the Closing Date

On the Closing date, each of the Stockholders shall pay to each of Eddie Chou and Ricky Chiu the sum of Ten Dollars ($10.00).

3.5	Deliveries by Pubco To The Stockholders On The Closing Date

On the Closing Date, Pubco shall deliver or cause to be delivered to each Stockholder the following:

(a)

a copy of the resolutions or consents of the Board of Directors of Pubco approving this Agreement, the Acquisition and the other agreements and transactions contemplated hereby, and authorizing the issuance of the Pubco Shares to the Stockholders;

(b)	a copy of the treasury order from Pubco to its transfer agent directing the transfer agent to issue certificates representing the Pubco Shares in the following numbers to the following Stockholders:
(i)	Good Value	63,000,000 common shares
(ii)	Joyful:	15,300,000 common shares
(iii)	Legend View:	9,000,000 common shares
(iv)	Muller Holding:	2,700,000 common shares;
(c)

a certified copy of a resolution of the Board of Directors of Pubco increasing the number of members of Pubco's Board of Directors to five and appointing the Roots’ Nominees to the Board, effective immediately prior to issuance of the Pubco Shares;

(d)	a bring down certificate signed by an officer or director of Pubco; and
(e)

such other documents as are required to be delivered prior to or on the Closing Date pursuant to this Agreement or as may reasonably be required to consummate the transactions provided for in this Agreement.

3.6	Deliveries by Eddie Chou to the Stockholders at the Closing

On the Closing Date, Eddie Chou shall deliver or cause to be delivered to each Stockholder a power of attorney transferring to each Stockholder the number of Chou Shares as is shown next to their name below:

(i)	Good Value	5,250,000 Chou Shares
(ii)	Joyful:	1,275,000 Chou Shares

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(iii)	Legend View:	750,000 Chou Shares
(iv)	Muller Holding:	225,000 Chou Shares;
3.7	Deliveries by Ricky Chiu to the Stockholders at the Closing

On the Closing Date, Ricky Chiu shall deliver or cause to be delivered to each Stockholder a power of attorney transferring to each Stockholder the number of Chiu Shares as is shown next to their name below:

(i)	Good Value	7,350,000 Chiu Shares
(ii)	Joyful:	1,785,000 Chiu Shares
(iii)	Legend View:	1,050,000 Chiu Shares
(iv)	Muller Holding:	315,000 Chiu Shares.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF ROOTS AND THE STOCKHOLDERS

4.1 Representations and Warranties of Good Value.

Good Value represents and warrants, with the intent that Pubco will rely thereon in entering into this Agreement and in closing the transactions contemplated hereby, that:

(a)	it is the sole beneficial and record owner of seventy (70) Roots Shares;
(b)	the Stockholders are all of the shareholders of Roots;
(c)	the Roots Shares held by Good Value are free and clear of all Liens;
(d)

except for this Agreement no person, firm or corporation has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to purchase or otherwise acquire any of the Roots Shares;

(e)

it has the full and absolute right, power and authority to enter into this Agreement, and this Agreement constitutes its legal, valid and binding obligation in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

4.2	Representations and Warranties of Joyful

Joyful represents and warrants, with the intent that Pubco will rely thereon in entering into this Agreement and in closing the transactions contemplated hereby, that:

(a)	it is the sole beneficial and record owner of seventeen (17) Roots Shares;

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(b)	the Stockholders are all of the shareholders of Roots;
(c)	the Roots Shares held by Joyful are free and clear of all Liens;
(d)

except for this Agreement no person, firm or corporation has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to purchase or otherwise acquire any of the Roots Shares;

(e)

it has the full and absolute right, power and authority to enter into this Agreement, and this Agreement constitutes its legal, valid and binding obligation in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

4.3	Representations and Warranties of Legend View

Legend View represents and warrants, with the intent that Pubco will rely thereon in entering into this Agreement and in closing the transactions contemplated hereby, that:

(a)	it is the sole beneficial and record owner of ten (10) Roots Shares;
(b)	the Stockholders are all of the shareholders of Roots;
(c)	the Roots Shares held by Legend View are free and clear of all Liens;
(d)

except for this Agreement no person, firm or corporation has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to purchase or otherwise acquire any of the Roots Shares;

(e)

it has the full and absolute right, power and authority to enter into this Agreement, and this Agreement constitutes its legal, valid and binding obligation in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

4.4	Representations and Warranties of Muller Holding

Muller Holding represents and warrants, with the intent that Pubco will rely thereon in entering into this Agreement and in closing the transactions contemplated hereby, that:

(a)	it is the sole beneficial and record owner of three (3) of the Roots Shares;
(b)	the Stockholders are all of the shareholders of Roots;
(c)	the Roots Shares held by Muller Holding are free and clear of all Liens;
(d)	except for this Agreement no person, firm or corporation has any right, agreement or option, present or future, contingent or absolute, or any right capable of

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becoming a right, agreement or option to purchase or otherwise acquire any of the Roots Shares;

(e)

it has the full and absolute right, power and authority to enter into this Agreement, and this Agreement constitutes its legal, valid and binding obligation in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

4.5	Representations and Warranties of the Stockholders

The Stockholders jointly and severally represent and warrant, with the intent that Pubco will rely thereon in entering into this Agreement and in closing the transactions contemplated hereby, that:

(a)

they do not have any specific information relating to Roots which is not generally known and which, to their knowledge, has not been disclosed to Pubco and which if known could reasonably be expected to have a Material Adverse Effect on the value of the Roots Shares;

(b)	there are no brokerage, finder's or similar fees paid or payable by them or on their behalf in connection with the transactions contemplated herein;
(c)	none of them is aware of any fact which, if known to Roots, would cause Roots' representations and warranties herein to be untrue or incorrect;
(d)	none of them is aware of any infringement by Roots of any registered patent, trade-mark or copyright;
(e)

each of them (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in the Pubco Shares, and (iii) is able to bear the economic risks of an investment in Pubco and the Pubco Shares for an indefinite period of time, and can afford the complete loss of such investment;

(f)

each is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment, and each has carefully read and considered the matters set forth under the caption "Risk Factors" appearing in the Company's most current reports filed with the SEC;

(g)

each of them is acquiring the Pubco Shares for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in the Pubco Shares, and none of them has subdivided its interest in the Pubco Shares with any other person;

(h)	none of them is a U.S. Person, as defined in Rule 901 of Regulation “S” promulgated under the 1933 Act; and

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(i)

none of them is acquiring the Pubco Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

4.6	Representations of the Stockholders and Roots

The Stockholders and Roots do hereby jointly and severally represent and warrant to Pubco with the intent that Pubco will rely thereon in entering into this Agreement and in closing the transactions contemplated hereby, that:

(a)	Roots is duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands;
(b)	the authorized capital of Roots consists of 50,000 shares of common stock, each with a par value of $1.00, of which 100 have been issued as fully paid;
(c)	Roots has the power, authority and capacity to carry on its business as presently conducted by it;
(d)

the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Roots, and this Agreement constitutes a legal, valid and binding obligation of Roots in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

(e)	Roots is duly registered to carry on business in all jurisdictions in which Roots carries on business except where the failure to so register would not have a Material Adverse Effect on Roots;
(f)	all alterations to the constating documents of Roots since its incorporation have been duly effected in accordance with the laws of the British Virgin Islands;
(g)	the directors and officers of Roots are as follows:
Name	Position(s)
Kin Chung Lau	Director and President
Patrick Oung	Director
Wing Kin Cheung	Director
(h)

the corporate records of Roots, as required to be maintained by it under its statute of incorporation and constating documents, are accurate, complete and up-to-date in all material respects and all material transactions of Roots have been promptly and properly recorded in its books or filed with its records;

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(i)	Schedule A contains a complete list of Roots’ Assets, and Roots has good and marketable title thereto, and all Assets are free and clear of any Liens;
(j)

Roots holds all licences and permits required for the conduct in the ordinary course of its business as presently conducted by it, and all such licences and permits are in good standing and the conduct and use of the same by Roots are in compliance with all laws and other restrictions, rules, regulations and ordinances applicable to Roots and its business, save and except for breaches which do not have, and are not reasonably anticipated to have, a Material Adverse Effect on Roots or its business as presently conducted;

(k)

with the exception of this Agreement or as set forth on Schedule B hereto, no party has any agreement, right or option, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, right or option:

(i)

to require Roots to issue or allot any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of Roots;

(ii)	to require Roots to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital; or
(iii)	to purchase or otherwise acquire any shares in the capital of Roots;
(l)	the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof will not:
(i)	conflict with or result in a breach of or violate any of the terms, conditions, or provisions of the constating documents of Roots;
(ii)

conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which Roots is subject, or constitute or result in a default by Roots under any agreement, contract or commitment to which Roots is a party;

(iii)

give to any person any remedy, cause of action, right of termination, cancellation or acceleration in or with respect to any understanding, agreement, contract, or commitment, written, oral or implied, to which Roots is a party except to the extent that any of the foregoing are listed on Schedule D hereto as requiring, by their terms, consent by a third party to any merger or change in control affecting Roots;

(iv)	give to any government or governmental authority, including any governmental department, commission, bureau, board, or administrative

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agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under any permit, license, control, or authority issued to Roots and which is necessary or desirable in connection with the conduct and operation of the business currently conducted by Roots;

(v)

constitute a default by Roots or an event which, with the giving of notice or lapse of time or both, might constitute an event of default or non-observance under any agreement, contract, indenture or other instrument relating to any indebtedness of Roots which would give any party the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture, or other instrument;

(m)	except as disclosed in Schedule C, there is no indebtedness of Roots, including to any Roots Stockholder;
(n)

the business of Roots as currently carried on by it complies with all applicable laws, judgments, decrees, orders, injunctions, rules, statutes and regulations of all courts, arbitrators or governmental authorities, except where the failure to comply would not have a Material Adverse Effect on Roots;

(o)	other than this Agreement, and except as disclosed in Schedule B hereto, Roots does not have:
(i)	any material contract, agreement, undertaking or arrangement, whether oral, written or implied, which cannot be terminated on not more than thirty (30) days' notice, without penalty, or
(ii)

any outstanding material agreements, contracts or commitments (whether written or oral) whatsoever relating to or affecting the conduct of its business as currently carried on, or any of its assets, or for the purchase, sale or lease of its assets;

(p)

except as set forth on Schedule B hereto, there are no management contracts or consulting contracts to which Roots is a party or by which it is bound, and save and except as previously disclosed in writing to Pubco, no amount is payable or has been agreed to be paid by Roots to any persons as remuneration, pension, bonus, share of profits or other similar benefit and no director, officer or member, or former director, officer or member, of Roots, nor any associate or affiliate of any such person, has any claim of any nature against, or is indebted to, Roots;

(q)	Schedule E hereto contains a complete and accurate list of all of the customers and clients of Roots and any of its subsidiaries;
(r)

there are no actions, suits, judgments, investigations or proceedings outstanding or pending, threatened against or affecting Roots, or its business, assets or property, at law or in equity, before or by any domestic or foreign:

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(i)	court,
(ii)	federal, provincial, state, municipal or other governmental authority, or
(iii)	department, commission, board, tribunal, bureau or agency,

and Roots is not a party to or threatened with any litigation which in either case would have a Material Adverse Effect on Roots;

(s)	Roots is not:
(i)

in breach of any of the terms, covenants, conditions, or provisions of, or in default under, and has not done or omitted to do anything which, with the giving of notice or lapse of time or both, would constitute a breach of or a default under any contract to which it is a party (including, without limitation, any contract disclosed in Schedule B);

(ii)	in violation of, nor are any present uses by Roots of any of its assets in violation of or contravention of, any applicable law, statute, order, rule or regulation;
(iii)

in breach of or default under any judgment, injunction or other order or aware of any judicial, administration, governmental, or other authority or arbitrator by which Roots is bound or to which Roots or any of its assets are subject;

(t)	Roots has not guaranteed, or agreed to guarantee, any indebtedness or other obligation of any party;
(u)

The books and records of Roots, which were made available for inspection to Pubco, its accountants and attorneys pursuant to this Agreement, are the complete books and records of Roots and correctly and fairly reflect the underlying facts and transactions in all material respects;

(v)	Roots has no employees except for 1 (the "Employees") and it has no consultants except as otherwise listed on Schedule B to this Agreement;
(w)

Roots has not failed to comply in any respect with all applicable federal, state, and local laws, rules, and regulations relating to employment or employment termination, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees, which failure has had or could reasonably be expected to have (either individually or in the aggregate) a Material Adverse Effect;

(x)

there are no labor controversies pending or threatened between Roots and any of its Employees or former employees or any labor union or other collective bargaining unit representing any of such employees;

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(y)	Roots has not ever entered into a collective bargaining agreement or other labor union contract relating to its business or applicable to the Employees;
(z)	there are no written employment or separation agreements, or oral employment or separation agreements between Roots and any of the Employees;
(aa)	no employee has any accrued benefits (including vacation, paid time off, sick leave and similar entitlements);
(bb)

Roots owns, without restriction, all of the Intellectual Property Rights included in the Assets used in the conduct of its business as currently conducted or as Roots (or, post-closing, Pubco) currently proposes to conduct its business, without any conflict with or infringement of the rights of others;

(cc)	Roots is not aware of any infringement by Roots of any patent, trade-mark or copyright; and
(dd)	there are no brokerage, finder's or similar fees paid or payable by or on behalf of Roots in connection with the transactions contemplated herein.
4.7	Covenants of Roots and the Stockholder.

Roots and the Stockholders jointly and severally covenant with Pubco that both before and after the Closing Date:

(a)	they shall execute and do all such further deeds, acts, things and give such assurances as may reasonably be required for consummating the transactions contemplated hereby and referenced herein.
(b)	Roots shall carry on its business in the ordinary course consistent with past practice and in compliance with all applicable laws, regulations and rules of all governmental authorities;
(c)

Roots and the Stockholders will give to Pubco and Pubco's counsel, accountants and other representatives full access, during normal business hours and with prior appointment, throughout the period prior to the time of Closing, to all of the properties, books, contracts, commitments and records of Roots, and Roots will furnish to counsel for Pubco during such period all such information as Pubco or counsel for Pubco may reasonably request subject to reasonable restrictions on disclosure, use and covenants of confidentiality imposed in advance by Roots or Roots’ counsel; and

(d)

if and as required from time-to-time between the date of this Agreement and the Closing Date, the Stockholders and Roots shall update any of the Schedules attached to this Agreement. Notwithstanding the foregoing, nothing in this Section 4.3(d) shall permit Roots to do, or fail to do, anything that would require a change to any Schedule if such change would have a Material Adverse Effect on Pubco, in Pubco's reasonable opinion. If any change to any Schedule would have

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a Material Adverse Effect on Pubco and the change is required as the result of circumstances beyond Roots' reasonable control, Pubco shall have the option to (i) terminate this Agreement without penalty or (ii) proceed to close the Acquisition based on the updated Schedule and without any reduction in the number of Pubco Shares to be issued at the Closing Date.

4.8	Negative Covenants of Roots.

Roots shall not, prior to the Closing Date, except with the prior written consent of Pubco (which consent will not be unreasonably withheld):

(a)	make or permit to be made any employment contracts or other arrangements;
(b)

make or assume or permit to be made or assumed any commitment, obligation or liability which is outside of the usual and ordinary course of the business of Roots, and for the purpose of carrying on the same, but Roots will operate its properties and carry on its businesses as heretofore and will maintain all of its properties, rights and assets in good standing, order, and repair;

(c)	declare or pay any dividends or make any other distributions or appropriations of profits or capital;
(d)	create or assume any indebtedness other than in the ordinary course of business or guarantee the obligations of any third party; or
(e)	sell or otherwise in any way alienate or dispose of or encumber any of its Assets.

ARTICLE 5

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF PUBCO, EDDIE CHOU AND RICKY CHIU

5.1	Representations and Warranties of Eddie Chou.

Eddie Chou represents and warrants to the Stockholders, with the intent that the Stockholders will rely thereon in entering into this Agreement and in closing the transactions contemplated hereby, that:

(a)	he is the sole beneficial and record owner of the Chou Shares;
(b)	the Chou Shares are free and clear of all Liens;
(c)

except for this Agreement no person, firm or corporation has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to purchase or otherwise acquire any of the Chou Shares;

(d)	he has the full and absolute right, power and authority to enter into this Agreement, and this Agreement constitutes his legal, valid and binding obligation

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in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

5.2	Representations and Warranties of Ricky Chiu.

Ricky Chiu represents and warrants to the Stockholders, with the intent that the Stockholders will rely thereon in entering into this Agreement and in closing the transactions contemplated hereby, that:

(a)	he is the sole beneficial and record owner of the Chiu Shares;
(b)	the Chiu Shares are free and clear of all Liens;
(c)

except for this Agreement no person, firm or corporation has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to purchase or otherwise acquire any of the Chiu Shares;

(d)

he has the full and absolute right, power and authority to enter into this Agreement, and this Agreement constitutes his legal, valid and binding obligation in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

5.3	Representations and Warranties of Pubco.

Pubco represents and warrants, as of the date of this Agreement and as of the Closing and with the intent that the Stockholders and Roots will rely thereon in entering into this Agreement and in closing the transactions contemplated hereby, that:

(a)	Pubco is duly incorporated, validly existing and in good standing under the laws of the state of Nevada;
(b)

as of the date of this Agreement, the authorized capital of Pubco consists of 500,000,000 shares of common stock, each without par value, of which a total of 82,527,934 common shares have been validly issued, are outstanding and are fully paid and non-assessable, and 10,000,000 Preferred Shares, each with a par value of $0.001, of which a total of 1,000,000 preferred shares have been issued, are outstanding and are fully paid and non-assessable. Except as set forth above, no shares of capital stock or other equity securities of Pubco are issued, reserved for issuance or outstanding;

(c)

there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Pubco having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Pubco may vote;

(d)	except for this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind

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to which Pubco is a party or by which it is bound obligating Pubco to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Pubco or obligating Pubco to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking;

(e)

at the date of this agreement, the outstanding indebtedness of Pubco is as set forth on Schedule G hereto. Except as set forth on Schedule G hereto or as set forth in this Agreement, there are no outstanding contractual obligations, commitments, understandings or arrangements of Pubco to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Pubco;

(f)

there are no agreements or arrangements pursuant to which Pubco is or could be required to register shares of its common stock or other securities under the 1933 Act, or other agreements or arrangements with any security holders of Pubco with respect to securities of Pubco;

(g)	Pubco has the power, authority and capacity to carry on the business presently conducted by it;
(h)

the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Pubco, and this Agreement constitutes the legal, valid and binding obligation of Pubco in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

(i)	Pubco is duly registered to carry on business in all jurisdictions in which Pubco carries on business except where the failure to so register would not have a Material Adverse Effect on Pubco;
(j)

the corporate records of Pubco, as required to be maintained by it under its statute of incorporation and constating documents, are accurate, complete and up-to-date in all material respects and all material transactions of Pubco have been promptly and properly recorded in its books or filed with its records;

(k)

with the exception of the transactions contemplated by or in this Agreement, including, by way of example and not in limitation, the matters addressed in Sections 6.7 , 7.2(b) and 7.2(c) of this Agreement, no party has any agreement, right or option, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, right or option:

(i)

to require Pubco to issue or allot any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of Pubco;

(ii)	to require Pubco to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital; or

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(iii)	to purchase or otherwise acquire any shares in the capital of Pubco;
(l)	the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof will not:
(i)	conflict with or result in a breach of or violate any of the terms, conditions, or provisions of the constating documents of Pubco;
(ii)

conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which Pubco is subject, or constitute or result in a default by Pubco under any agreement, contract or commitment to which Pubco is a party;

(iii)

give to any person any remedy, cause of action, right of termination, cancellation or acceleration in or with respect to any understanding, agreement, contract, or commitment, written, oral or implied, to which Pubco is a party;

(iv)

give to any government or governmental authority, including any governmental department, commission, bureau, board, or administrative agency, any right of termination, cancellation, or suspension of, or constitute a breach of or result in a default under, any permit, license, control, or authority issued to Pubco and which is necessary or desirable in connection with the conduct and operation of the business currently conducted by Pubco;

(v)

constitute an event of default by Pubco or an event which, with the giving of notice or lapse of time or both, might constitute an event of default or non-observance under any agreement, contract, indenture or other instrument relating to any indebtedness of Pubco which would give any party the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture, or other instrument;

so as to have a Material Adverse Effect on Pubco;

(m)	except as may have been disclosed by Pubco from time to time in any filing with the SEC, Pubco has no material indebtedness;
(n)

except as may have been disclosed by Pubco from time to time in any filing with the SEC, the business of Pubco as currently carried on by it complies with all applicable laws, judgments, decrees, orders, injunctions, rules, statutes and regulations of all courts, arbitrators or governmental authorities, except where the failure to comply would not have a Material Adverse Effect on Pubco;

(o)	except as may have been disclosed by Pubco from time to time in any filing with the SEC or in this Section 5.3(o), there are no actions, suits, judgments,

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investigations or proceedings outstanding or pending, threatened against or affecting Pubco, or its business, assets or property, at law or in equity, before or by any domestic or foreign:

(i)	court,
(ii)	federal, provincial, state, municipal or other governmental authority, or
(iii)	department, commission, board, tribunal, bureau or agency,

and Pubco is not a party to or threatened with any litigation which in either case would have a Material Adverse Effect on Pubco.

(p)	except as may have been disclosed by Pubco from time to time in any filing with the SEC, Pubco is not:
(i)

in breach of any of the terms, covenants, conditions, or provisions of, or in default under, and has not done or omitted to do anything which, with the giving of notice or lapse of time or both, would constitute a breach of or a default under any material contract to which it is a party;

(ii)	in violation of, nor are any present uses by Pubco of any of its assets in violation of or contravention of, any applicable law, statute, order, rule or regulation;
(iii)

in breach or default under any judgment, injunction or other order or aware of any judicial, administration, governmental, or other authority or arbitrator by which Pubco is bound or to which Pubco or any of its assets are subject;

except where such breach or violation would not have a Material Adverse Effect;

(q)	except as may have been disclosed by Pubco from time to time in any filing with the SEC, Pubco is not aware of any infringement by Pubco of any registered patent, trade-mark or copyright; and
(r)	there are no brokerage, finder's or similar fees paid or payable by or on behalf of Pubco in connection with the transactions contemplated herein;
(s)

since September 30, 2006, the date of its most recent financial statements, and except as may have been disclosed in any filing with the SEC, Pubco has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any material adverse change with respect to Pubco; (ii) any condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Pubco; or (iii) any condition, event or occurrence which could reasonably be expected to prevent, hinder or

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materially delay the ability of Pubco to consummate the transactions contemplated by this Agreement.

(t)

Pubco is not a party to any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) under which Pubco currently has an obligation to provide benefits to any current or former employee, officer or director of Pubco (collectively, "Benefit Plans").

(u)

Pubco is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of Pubco of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Internal Revenue Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered; and

(v)

Pubco has not filed any tax returns and, to its knowledge and without independent inquiry, it does not owe any taxes. No material claim for unpaid taxes has been made or become a lien against the property of Pubco or is being asserted against Pubco, no audit of any tax return of Pubco is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any taxes has been granted by Pubco and is currently in effect. As used herein, "taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "tax return" shall mean any return, report, or statement required to be filed with any governmental authority with respect to taxes.

5.4	Covenants.

Pubco will, both before and after the Closing Date, execute and do all such further deeds, things and assurances as may reasonably be required to consummate the transactions contemplated hereby and referenced herein.

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ARTICLE 6

ADDITIONAL AGREEMENTS

6.1	Expenses.

All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

6.2	Agreement to Cooperate.

Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals and to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Acquisition (and, in such case, to proceed with the Acquisition as expeditiously as possible).

6.3	Public Statements By Pubco.

Pubco may issue any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby (hereafter, a "Publication") without any need to obtain the approval of Roots or the Stockholder; provided, however, that prior to the Closing Date:

(a)	Pubco will provide both Roots and the Stockholders with an advance copy of the draft of any proposed Publication at least two business days in advance of its release date; and
(b)

Roots and the Stockholders may submit any objections, proposed corrections or comments concerning the proposed Publication to Pubco within the two day period referred to in Section 6.3(a), above, but any such submission shall not obligate Pubco to modify or withhold release of the Publication (regardless of the final form thereof);

(c)

nothing herein will restrict the right of Pubco to complete and file, with or without approval from Roots or the Stockholders, any report required to be filed by it with the Securities and Exchange Commission.

6.4	Public Statements by Roots or the Stockholder.

Neither of Roots or the Stockholder shall have any right to publish any Publication either before or after the Closing Date.

6.5	Pre-Closing Corporate Governance
(a)

Not less than 15 days prior to the Closing, Roots shall identify for Pubco each of Roots’ Nominees and shall provide Pubco with a signed consent to act as a director of Pubco from each of Roots’ Nominees. Promptly after Pubco’s receipt

CW1020373.1

of these signed consents from the Roots’ Nominees, Pubco shall file an Information Statement with the SEC, with a copy mailed to all of the shareholders of Pubco, in the form and otherwise as required by Rule 14f-1 promulgated under Regulation 14E of the SEC and the Securities Exchange Act of 1934, nominating the Roots’ Nominees to the Board of Directors of Pubco effective on the later of the tenth day after filing or the Closing Date.

6.6	Outstanding Debt

Eddie Chou and Ricky Chiu, respectively, each agree to convert the debt held by them (as listed on Schedule F to this Agreement) to common shares of Pubco at a conversion price of $0.80 per common share, at or immediately prior to Closing.

6.7	Post-Closing Financing

For a period of 30 days following the Closing Date, Pubco will use commercially reasonable efforts to raise $6,000,000 through the sale of equity. The first $1,070,000 of the proceeds of this equity financing received by Pubco will be used to re-pay the debt evidenced by the Begonia Note. If Begonia desires to convert all or any portion of the principal amount of the debt evidenced by the Begonia Note to common shares of Pubco, the parties hereto agree that it shall be entitled to do so at any time prior to repayment of the Begonia Note. If Begonia decides to convert all of the outstanding principal, it shall be entitled to do so in exchange for 1,600,000 common shares of Pubco, with any partial conversion convertible pro-rata. Any of the principal amount of the Begonia Note that is converted shall be credited, on a dollar for dollar basis, against Pubco’s obligation to raise $6,000,000 as set forth above. Interest on the debt evidenced by the Begonia Note shall be payable in cash and shall not be subject to conversion pursuant to this Section 6.7.

ARTICLE 7

CONDITIONS

7.1	Conditions of Pubco.

The obligation of Pubco to consummate the transactions herein contemplated is subject to the fulfilment of each of the following conditions at the times stipulated:

(a)

the representations and warranties of Roots and the Stockholders contained in Article 4 hereof are true and correct in all respects at the time of the execution of this Agreement and at the Closing Date;

(b)

all covenants, agreements and obligations hereunder on the part of the Stockholders and Roots to be performed or complied with at or prior to the Closing, including the respective obligations of the Stockholders and Roots to deliver the documents and instruments herein provided for, shall have been performed and complied with at and as of the Closing;

(c)	all of the transactions contemplated by this Agreement shall have been approved, as required, by the shareholders of Pubco and, if required, by any regulatory

CW1020373.1

authorities having jurisdiction over the transactions contemplated by this Agreement;

(d)	on or before the Closing Date, each of Roots and Pubco shall have received approval to this Agreement and the transactions contemplated herein from any third parties whose approval is required;
(e)

that Pubco and its agents will have had a reasonable opportunity to perform all of the searches and other due diligence reasonable or customary in a transaction similar to the Acquisition and that Pubco is satisfied with the results of such due diligence;

(f)

that Pubco has received, at least five days before the Closing, and approved (which approval will not be unreasonably withheld) a copy of every material contract to which Roots is a party or which will bind Roots after the Closing Date;

(g)

that Pubco has received, at least five business days before the Closing, and approved (which approval will not be unreasonably withheld or delayed), financial statements for the two most recently completed financial years of Roots, prepared by Roots’ accountants and audited by Roots’ Auditors in accordance with U.S. GAAS and GAAP;

(h)

that Roots’ Auditors have consented to the use by Pubco, in any filing to be made by Pubco with the Securities and Exchange Commission, of the Audit Report issued in respect of the Financial Statements referred to in the preceding paragraph;

(i)

that Pubco has received, at least five business days before the Closing, and approved (which approval will not be unreasonably withheld or delayed), financial statements for any completed periods during the current financial year of Roots, prepared by Roots’ accountants in accordance with U.S. GAAP and reviewed by Roots’ Auditors; and

(j)

that Eddie Chou and Ricky Chiu, respectively, will have each converted the debt held by them (as listed on Schedule F to this Agreement) to common shares of Pubco at a conversion price of $0.80 per common share.

7.2	Roots and the Stockholders' Conditions.

The respective obligations of Roots and the Stockholders to complete the transactions contemplated hereby are subject to the following conditions (which are for the exclusive benefit of Roots and the Stockholders) having been satisfied or expressly waived in writing by Roots and each of the Stockholders:

(a)	the representations and warranties of Pubco contained in Article 5 herein are true and correct in all respects;

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(b)

that Eddie Chou and Ricky Chiu, respectively, have each converted the debt held by them (as listed on Schedule F to this Agreement) to common shares of Pubco at a conversion price of $0.80 per common share;

(c)	that the holder of the currently outstanding preferred shares of Pubco will have surrendered those preferred shares to Pubco for cancellation;
(d)

that all covenants, agreements and obligations hereunder on the part of Pubco to be performed or complied with at or prior to the Closing, including the obligation of Pubco to deliver the documents and instruments herein provided for, shall have been performed and complied with at and as of the Closing;

(e)

that Roots and its agents will have had a reasonable opportunity to perform all of the searches and other due diligence reasonable or customary in a transaction similar to the Acquisition, and that Roots is satisfied with the results of such due diligence; and

(f)	that on or before the Closing Date, Pubco shall have received approval of this Agreement and the transactions contemplated herein from such third parties from whom approval is required.
7.3	Waiver of Conditions.
(a)	The conditions set forth in Section 7.1 are for the exclusive benefit of Pubco and may be waived by Pubco in writing in whole or in part at any time.
(b)	The conditions set forth in Section 7.2 are for the exclusive benefit of Roots and the Stockholders, and may be waived by Roots and the Stockholders in writing in whole or in part at any time.

ARTICLE 8

SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND

AGREEMENTS; INDEMNIFICATION; PLEDGE PROVISIONS

8.1	Survival of Representations, Warranties, Covenants and Agreements.

Notwithstanding any right of Pubco (whether or not exercised) to investigate the affairs of Roots or the Stockholders to investigate the affairs of Pubco, or a waiver by Pubco, Roots or the Stockholders of any condition to Closing set forth in Article 7, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement, except to the extent expressly waived in writing, or in any instrument delivered pursuant to this Agreement and, in addition, Pubco and the Stockholders shall have the indemnification rights set forth herein. Unless earlier terminated pursuant to Article 9, all of the representations, warranties, covenants and agreements of the parties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and continue until the first anniversary of the Closing Date.

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8.2	Indemnification by the Stockholder

The Stockholders shall, for a period of one year from the Closing Date, indemnify, defend and hold harmless each of Pubco and Roots, and their respective officers, directors, subsidiaries, agents, affiliates, and employees (each an "Indemnified Party" and collectively the "Indemnified Parties") from and against any and all Losses arising out of, directly or indirectly, any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by the Stockholders and Roots in this Agreement, the Schedules hereto, or any certificate, instrument or document delivered by the Stockholders or Roots pursuant to this Agreement and any material liabilities of Roots not included in the Financial Statements. The total amount of Losses for which the Indemnified Parties shall be entitled to indemnification from the Stockholders shall not exceed the aggregate of the value of all of the Pubco Securities. The indemnification obligations contained in this Section 8.2 shall not apply if the Closing does not occur. Notwithstanding the above, nothing in this Agreement shall limit the liability of the Stockholders in the event that they (or any of them) commits fraud or engages in wilful misconduct. Pubco shall act on behalf of, and as agent for, each Indemnified Party for purposes of this Article 8.

8.3	Indemnification by Pubco.

Pubco shall, for a period of one year after the Closing Date, indemnify, defend and hold harmless each of the Stockholders and Roots from and against any and all Losses arising out of, directly or indirectly, any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Pubco in this Agreement, the Schedules to this Agreement or any certificate, instrument or document delivered by Pubco pursuant to this Agreement.

ARTICLE 9

TERMINATION, AMENDMENT AND WAIVER

9.1	Termination.

This Agreement may be terminated at any time prior to the Closing Date:

(a)	by mutual consent of the Stockholders, Roots, Pubco, Eddie Chou and Ricky Chiu;
(b)

unilaterally by Roots and the Stockholders if none of them is in breach of any material agreement, covenant or representation contained in this Agreement and Pubco fails to perform or breaches any material agreement, covenant or representation in this Agreement, and does not cure the failure in all material respects within fifteen (15) business days after the terminating party delivers written notice of the alleged failure or if any condition to the obligations of that party is not satisfied (other than by reason of a breach by that party of its obligations hereunder), and it reasonably appears that the condition cannot be satisfied prior to March 31, 2007;

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(c)

unilaterally by Pubco if Pubco is not in breach of any material agreement, covenants or representation contained in this Agreement and Roots or any of the Stockholders fails to perform or breaches any material agreement, covenant or representation in this Agreement, the Begonia Agreement or the Begonia Note, and does not cure the failure in all material respects within fifteen (15) business days after the terminating party delivers written notice of the alleged failure or if any condition to the obligations of that party is not satisfied (other than by reason of a breach by that party of its obligations hereunder), and it reasonably appears that the condition cannot be satisfied prior to March 31, 2007; or

(d)	by either party if any material adverse effect has occurred with respect to the other party.
9.2	Effect of Termination.

In the event of termination of this Agreement by either Roots or Pubco, as provided in Section 9.1, there shall be no further obligation on the part of either the Stockholder, Pubco or Roots or their respective officers or directors to continue to perform hereunder; provided, however, that nothing in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

9.3	Amendment.

This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

ARTICLE 10

MISCELLANEOUS

10.1	Notices.

Any notice required or permitted to be given under this Agreement will be validly given if in writing and delivered, sent by facsimile transmission or telex or sent by electronic or prepaid registered mail, to the following addresses:

To Roots or to the Stockholders:

Roots Biopack Group Limited

Unit 2009 Hopewell Centre

183 Queen’s Road East

Wan Chai, Hong Kong

Facsimile: (8147-2244)

email:	Aoung@rootsbiopack.com

with a copy to

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To Pubco:

Star Metro Corp.

18/F, Metroplaza Tower II

223 Hing Fong Road

Kwai Chung, The New Territories, Hong Kong

Facsimile: (3586-2366)

Attention: President

email:

Ricky@starmetrocorp.com

with a copy to:

Clark Wilson LLP

800-885 West Georgia Street

Vancouver, BC V6C 3H1

Attention: Ethan P. Minsky, Esq.

Facsimile No.: (604) 687-6314

email:	epm@CWilson.com

or to such other address as any party may specify by notice in writing to the other parties. Any notice delivered on a business day will be deemed conclusively to have been effectively given on the date notice was delivered and any notice given by facsimile transmission will be deemed conclusively to have been given on the date of such transmission. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting, but if at the time of posting or between the time of posting and the fifth business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

10.2	Time.

Time shall be of the essence hereof.

10.3	Entire Agreement.

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior contracts, agreements and understandings between the parties. There are no representations warranties, collateral agreements or conditions affecting this transaction other than as are expressed or referred to herein in writing.

10.4	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

CW1020373.1

10.5	Enurement.

This Agreement shall enure to the benefit of and be binding upon the respective heirs, successors and assigns of the parties hereto.

10.6	Headings.

The headings in this Agreement have been inserted for convenience only, and do not define, limit, alter or enlarge the meaning of any provision of this Agreement.

10.7	Schedules.

The Schedules to this Agreement are incorporated herein by this reference and all references to this Agreement shall include the Schedules. Wherever any term or condition, expressed or implied, in such Schedules conflicts or is at variance with any term or condition contained in the body of this Agreement, the terms or conditions of the body of this Agreement shall prevail.

10.8	Severability.

If a provision of this Agreement is deemed to be wholly or partly invalid, this Agreement will be interpreted as if the invalid provision had not been a part thereof.

10.9	Counterparts.

This Agreement may be executed in one or more counterparts which, when so executed, by facsimile signature or otherwise, shall be read together and be construed as one agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first set forth above.

ROOTS BIOPACK GROUP LIMITED

a British Virgin Islands corporation

By:	/s/ Lau Kin Chung
Authorized Signatory

Print Name: Lau Kin Chung

Print Title: President

CW1020373.1

GOOD VALUE GALAXY LIMITED

a British Virgin Islands corporation

By:	/s/ Lau Kin Chung
Authorized Signatory

Print Name: Lau Kin Chung

Print Title: President

JOYFUL SERVICES LTD.

a British Virgin Islands corporation

By:	/s/ Lau Kin Chung
Authorized Signatory

Print Name: Lau Kin Chung

Print Title: President

LEGEND VIEW HOLDINGS LTD.

a British Virgin Islands corporation

By:	/s/ Lau Kin Chung
Authorized Signatory

Print Name: Lau Kin Chung

Print Title: President

ERICH MULLER HOLDING AG

a Swiss corporation

By:	/s/ Erich Muller
Authorized Signatory

Print Name: Erich Muller

Print Title: President

STAR METRO CORP., a Nevada corporation

By:	/s/ Ricky Chiu
Authorized Signatory

Print Name: Ricky Chiu

Print Title: President

CW1020373.1

SIGNED by Ricky Chiu in the presence of: /s/ Oung Albert Signature Oung Albert Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Ricky Chiu RICKY CHIU

SIGNED by Eddie Chou in the presence of: /s/ Oung Albert Signature Oung Albert Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Eddie Chou EDDIE CHOU

CW1020373.1

SCHEDULE "A"

List of all Roots Assets, including Intellectual Property

Fixed Asset – Soft & Hard Computer

Particular	Unit
Dell Dimension 1100 Desktop	2
HP LaserJet 1020 Printer	1
Peachtree Accounting Software	1
Motor Vehicle	1

Trade Mark

Region	Registration No	Date
Hong Kong	200302488	1 June 2006
Swiss	548477	1 September 2006

CW1020373.1

SCHEDULE "B"

List of Material Contracts of Roots

Contract

State Land Use Right Transfer Contract

Transferor	:	Wen Ying Hua
Transferee	:	Roots Biopack (Jiangmen) Limited
Date	:	16 June 2006

Tenancy Agreement

Room 2009, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong

Landlord	:	Singway (B.V.I.) Company Limited
Tenancy	:	Roots Biopack Limited
Date	:	7 December 2006

CW1020373.1

SCHEDULE "C"

Unaudited Financial Statements of Roots

Management Report as at 31 December 2006 (Unaudited)

BALANCE SHEET

AS AT 31ST DECEMBER 2006
	31 DEC 06	31 DEC 05
	HK$	HK$

FIXED ASSETS	147,278	-

INVESTMENT IN A SUBSIDIARY	-	-

CURRENT ASSETS

Accounts receivable	-	6,252,642
Amount due from a director	-	-
Amount due from a shareholder	-	-
Amount due from a holding company	7,100	-
Amount due from a subsidiary	110,374	12,442
Rental, utility deposits and prepayment	23,883,061	1,073,764
Cash and bank balances	47,475	494,843
24,048,010	7,833,690

CURRENT LIABILITIES
	Accounts payable and accrued expenses	3,236,250	1,165,511
	Amount due to a related company	-	-
	Amount due to a shareholder	10,327,686	1,593,858

13,563,936	2,759,369

NET CURRENT ASSETS / (LIABILITIES)	10,484,074	5,074,321

TOTAL ASSETS LESS CURRENT LIABILITIES	10,631,352	5,074,321

NON-CURRENT LIABILITIY

Amount due to ultimate parent enterprise	0	0

NET ASSETS	10,631,352	5,074,321

CAPITAL AND RESERVES
SHARE CAPITAL	100	100

ACCUMULATED PROFIT	10,644,252	5,087,121

SHAREHOLDERS' SURPLUS	10,644,352	5,087,221

CW1020373.1

DETAILED INCOME STATEMENT

FOR THE PERIOD ENDED 31ST DECEMBER 2006

	31 DEC 06	31 DEC 05
	HK$	HK$
Turnover	51,445,655	40,488,831
Cost of Sales
Opening inventories	-	-
Certificate and declaration	-	-
Packing expenses	-	-
Purchases	40,769,767	33,537,174
Transportation	-	-
	40,769,767	33,537,174
Gross profit	10,675,888	6,951,658

Other revenue
Bank interest income	-	-
Sundry income	45,193	11,033

45,193                      11,033 10,721,081 6,962,691

Administrative expenses
Auditor's remuneration	0	0
Advertisement	172,480	81,824
Accounting fee	0	0
Bank charges	63,022	37,501
Business registration fee & licenses	15,429	4,340
Conference & seminars	184,704	0
Consultancy fee	1,850,000	675,000
Depreciation	0	0
Electricity	16,623	16,804
Entertainment	11,956	0
Exchange Loss	102,285	51,325
Insurance	8,298	2,119
Hire purchase	7,155	0
Legal and professional fee	330,076	150,000
Management Fee & air conditioning	122,761	64,605
Mandatory provident fund contributions	25,200	0
Marketing	70,042	5,900
Membership	20,703	9,676
Miscellaneous expenses	812,019	32,951
Motor expenses	36,276	0
Postage	41,508	34,885
Printing & stationery	28,289	3,385
Rent & rate	357,420	187,619
Salaries	226,350	123,811
Housing allowances	150,000	104,055
Medical	17,132	0
Sundry expenses	0	36,182
Testing & Certificate	226,767	67,411
Telephone & communication	98,421	63,028
Travelling - local	500	0
Travelling - overseas	154,426	121,456
	5,149,841	1,873,878
Profit from operations	5,571,240	5,088,813
Finance costs
Interest on bank loan and overdraft	14,109	1,691

Profit before taxation                                                             5,557,131 5,087,121

CW1020373.1

SCHEDULE "D"

List of Agreements Requiring Consent

Star Metro Corp

1.	Sub-Tenancy Agreement between Grand Power Express International Limited and E-ware Corporation Limited dated 11 October 2006 for the period from 5 Jun 2006 to 4 Jun 2009.
2.	Agreement of Corporation Management Services between Grand Power Express International Limited and E-ware Corporation Limited for the period from 1 September 2006 to 31 May 2009.
3.	Hire Purchase Agreement with AmBank Sdn Bhd for the vehicle no. WNR6200 dated 9 Jan 2006 for 83 instalments
4.	Tenancy Agreement between Chin KimChang & Mah Soon Ha and EATware (Malaysia) Sdn Bhd dated 15 Dec 2006 to 14 Jan, 2008

Roots

Nil

CW1020373.1

SCHEDULE "E"

Roots Customer List

Agents	End Users
A.	Packagegroup Moonen BV	1. Carrefour, Belgium
	Sales Area Coverage: Netherlands	2. Sainsbury, UK
3. Tesco, UK
4. BG Supermarket, Belgium
5. Poultry Shop & Supermarket, Germany

B.	Maxim's Caterers Ltd.	1. Maxim's Food Fast Restaurants
	Sales Area Coverage: Hong Kong	2. Mooncake Operation

C.	Pacovis AG	1. Migros Supermarket Group
	Sales Area Coverage: Switzerland	2. Sodexho Corporation, Germany
3. SDG, Italy
4. Various fast food restaurants.

D.	Tingstad Inc.	1. Catering Services, Sweden
	Sales Area Coverage: Sweden	2. Food Packaging & Logistics Suppliers

E.	Natura Packaging Limited	1. R.A.N. Grower Inc.
	Sales Area Coverage: Israel	2. Modiplast Trading & Agencies
3. K.L.A. Trade & Engineering Ltd.

CW1020373.1

F.	Natura Packaging Ltd.	1. Supermarket Northern Ireland
	Sales Area Coverage: Europe	2. Eosta, Organic Food, Belgium

G.	Morito Industrial Co. (H.K.) Ltd.	1. Mizuno
	Sales Area Coverage: Japan	2. Ecco

H.	Lucky Hand International Ltd	1. KFC, Taiwan
	Sales Area Coverage: Taiwan	2. 7-Eleven, Taiwan

I.	Perseco Corporation	1. McDonald Restaurant, Taiwan
Sales Area Coverage: North America and Asia

J.	WK Thomas and Company Limited	1. Catering Services, UK
	Sales Area Coverage: UK	2. Restaurants, UK

K.	CPT Incorporation	1. Beaver Fisheries, USA
	Sales Area Coverage: USA	2. Wal-Mart, USA

L.	Maverick Enterprises Inc	1. Ben & Jerry Ice-cream, USA
	Sales Area Coverage: USA	2. Wal-Mart, USA
3. Costco, USA

CW1020373.1

SCHEDULE "F"

Statement of Pubco's Outstanding Indebtedness

Accounts Payable:

1.	Amount due to Stockholder as at 31 Dec 2006 (USD610,379 as per 10QSB for quarter ended 30 Sep 2006)	approx USD698,000
2.	Amount due to Accounts Payables (USD423,534 as per 10QSB for quarter ended 30 Sep 2006)	USD????

Note: Amount as at 31 Dec 2006 not yet finalised, to be provided later.

CW1020373.1